Exhibit 5.1

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

October 11, 2013

Calavo Growers, Inc.

1141-A Cummings Road

Santa Paula, California 93060

Ladies and Gentlemen:

We have acted as counsel to Calavo Growers, Inc., a California corporation (the “Company”), in connection with a Registration Statement on Form S-3, including a related prospectus (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this letter, relating to the resale by the selling shareholder named in the Registration Statement of (a) 172,117 issued and outstanding shares (the “Outstanding Shares”) of common stock of the Company, par value $0.001 par value (“Common Stock”), that were issued by the Company pursuant to the terms of an Agreement and Plan of Merger, dated as of May 25, 2011 (the “Merger Agreement”), among the Company and the other parties named in the Merger Agreement, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 31, 2013 (the “Amendment”), among the Company and the other parties named in the Amendment, and (b) up to 29,822 additional shares of Common Stock (the “Additional Shares”) that may be issued by the Company pursuant to the Merger Agreement and the Amendment. This letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this letter, we have examined and relied upon originals or copies of: (1) the Registration Statement; (2) the Merger Agreement; (3) the Amendment; (4) the Company’s Articles of Incorporation, as amended to date; (5) the Company’s Bylaws, as amended to date; (6) resolutions of the Company’s Board of Directors pertaining to the Registration Statement, the Merger Agreement, the Amendment, the Outstanding Shares, the Additional Shares and related matters; and (7) such other corporate records and documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Company will issue the Additional Shares in accordance with the terms of the Merger Agreement and the Amendment; (5) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Additional Shares; and (6) with respect to documents that we reviewed in connection with this letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinion expressed below is limited to the General Corporation Law of the State of California (including applicable rules and regulations promulgated under the California General Corporation Law and applicable reported judicial decisions interpreting the California General Corporation Law). We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated below with respect to the Outstanding Shares and the Additional Shares.

Based upon and subject to the foregoing, we are of the opinion that (a) the Outstanding Shares were validly issued and are fully paid and non-assessable, and (b) the Additional Shares, if and when issued in accordance with the terms of the Merger Agreement and the Amendment, will be validly issued, fully paid, and non-assessable.

This letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC